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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

           Name of Subsidiary                                Jurisdiction of Organization
           ------------------                                ----------------------------
The Exchange National Bank of Jefferson City         United States (national banking association)

Union State Bancshares, Inc.                         Missouri

Mid Central Bancorp, Inc.                            Missouri

ENB Holdings, Inc.                                   Missouri

Citizens Union State Bank and Trust of Clinton       Missouri

Osage Valley Bank                                    Missouri

Jefferson City IHC, LLC                              Missouri (limited liability company)

Jefferson City Mortgage Co., LLC                     Missouri (limited liability company)

Clinton IHC, LLC                                     Missouri (limited liability company)

Clinton Mortgage Company, LLC                        Missouri (limited liability company)